                                                                     Exhibit 4.8

                           LOAN MODIFICATION AGREEMENT
                           ---------------------------

     THIS LOAN MODIFICATION AGREEMENT (this "Agreement") is made this 29th day of March, 2002 by and between MARRIOTT RESIDENCE INN LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower"), AHT RES I GP, INC., a Virginia corporation ("General Partner"), AHM RES I LIMITED PARTNERSHIP, a Virginia limited partnership ("Lessee"), and LASALLE BANK NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE FOR THE BENEFIT OF THE HOLDERS OF ISTAR ASSET RECEIVABLES TRUST COLLATERALIZED MORTGAGE BONDS SERIES 2000-1 ("Lender").

                                    RECITALS
                                    --------

     A. By assignment, Lender is the owner and holder of a loan in the original principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) (the "Loan") to Borrower and the owner and holder of the instruments and documents (collectively, the "Loan Documents") evidencing, securing or otherwise relating to the Loan including, without limitation, (i) that certain Loan Agreement dated October 10, 1995 by and between Borrower and Starwood Mezzanine Investors, L.P., as lender ("Original Lender"), (the "Loan Agreement") and (ii) the instruments described on Exhibit "B" attached hereto and made a part hereof.
             -----------

     B. iStar Asset Services, Inc. services the loan for Lender, as Primary Servicer pursuant to a certain Primary Servicing Agreement dated as of May 17, 2000.

     C. Borrower, RIBM One LLC ("RIBM"), Apple Hospitality Two, Inc. ("AHT") and AHT Res Acquisition, L.P. ("Merger Sub") have entered into an Agreement and Plan of Merger dated November 28, 2001 pursuant to which Merger Sub will merge with and into Borrower (with Borrower being the surviving entity), and Borrower shall become a wholly owned indirect subsidiary of AHT (said merger being hereinafter referred to as the "Merger").

     D. In connection with the Merger, Borrower desires to, among other things, enter into a master lease agreement (the "Lease Agreement") with AHM Res I Limited Partnership, a Virginia limited partnership ("Lessee") for each of the Marriott Residence Inn hotels securing the Loan and described on Exhibit "A"
                                                                 -----------
attached hereto and made a part hereof (collectively, the "Hotels"), assign to Lessee all of Borrower's right, title and interest under the Management Agreement dated March 28, 1988 between Borrower and Residence Inn by Marriott, Inc. (the "Management Agreement") and, in connection therewith, Lessee desires to amend and restate the Management Agreement in its entirety pursuant to an Amendment and Restatement of Management Agreement by and between Lessee and Manager (the "Restated Management Agreement").

     E. Borrower has requested that Lender consent to, among other things, the Merger, the Lease Agreement, the assignment of the Management Agreement to Lessee and the amendment and restatement of the Management Agreement pursuant to the Restated Management Agreement, and Lender has agreed to consent to such matters subject to and in accordance with the terms and conditions set forth in that certain Consent to Merger dated of even date herewith by and among Lender, Borrower, RIBM, General Partner and Lessee including, without limitation, the condition that the parties hereto enter into this Agreement.

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the sum of Ten and No/100 Dollars ($10.00), Lender's consent to, among other things, the Merger, the Lease Agreement, the assignment of the Management Agreement to Lessee and the amendment and restatement of the Management Agreement pursuant to the Restated Management Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

     1. Definitions. All capitalized terms used herein which are not otherwise
        -----------
defined herein shall have the meanings ascribed thereto in the Loan Agreement.

     2. Effective Time. This Agreement shall become effective immediately upon
        --------------
the effective time of the Merger and the consummation of the transactions related thereto.

     3. Modification of the Loan Agreement. Borrower and Lender do hereby modify
        ----------------------------------
and amend the Loan Agreement as follows:

          (a) By adding the following defined terms and definitions to Section 1 of the Loan Agreement: (i) "Apple" means Apple Hospitality Two, Inc., a Virginia corporation and (ii) "Lessee" means AHM Res I Limited Partnership, a Virginia limited partnership.

          (b) By deleting the definition of "Environmental Indemnity" set forth in Section 1 of the Loan Agreement, appearing on page 5 thereof, and inserting in lieu thereof the following new definition:

               "`Environmental Indemnity' means collectively that certain Indemnity Agreement made by Borrower and RBIM One Corporation (now known as RIBM One LLC) in favor of Lender dated October 10, 1995 and that certain Indemnity Agreement made by AHT Res I GP, Inc., a
          Virginia corporation in favor of Lender dated March   , 2002."
                                                              --

          (c) By inserting at the end of the definition of "Four Party Agreement" set forth in Section 1 of the Loan Agreement, appearing on page 6 thereof, the following: "as the same may be modified, amended, restated or supplemented from time to time."

          (d) By deleting the definition of "General Partner" set forth in
Section 1 of the Loan Agreement, appearing on page 6 thereof, and inserting in lieu thereof the following new definition:

               "`General Partner' means AHT Res I GP, Inc., a Virginia
                 ---------------
          corporation."

          (e) By deleting the defined term "General Partner Note" set forth in
Section 1 of the Loan Agreement, appearing on page 7 thereof, and inserting in lieu thereof the following new definition:

               "General Partner Note' means that certain demand Note in the original principal amount of $6,600,000 form Apple Hospitality Two, Inc., a Virginia corporation, payable to the order of the General Partner."

          (f) By deleting the definition of "Loan Documents" set forth in
Section 1 of the Loan Agreement, appearing on page 11 thereof, and inserting in lieu thereof the following new definition:

               "`Loan Documents' means this Agreement, the Security Documents,
                 --------------
          the Manager's Agreement, the Intercreditor Agreement, the Promissory Note, the Environmental Indemnity, the Four Party Agreement, Borrower's Certificate, Manager's Certificate, Manager Estoppel Certificate, the SNDA Agreements, the Lessee Estoppel, Subordination
          and Agreement dated March   , 2002 among Lender, Lessee and Borrower,
                                    --
          the Manager Estoppel, Ratification and Modification Agreement dated
          March   , 2002 between Lender and Manager, the Security Agreements
                --
          dated March    , 2002 between Lender and Lessee, the Assignments of
                      ---
          Rents and Revenues dated March    , 2002 from Lessee in favor of
                                         ---
          Lender and any and all other documents, instruments or agreement evidencing, securing or otherwise relating to the Loan, as the same may be modified, amended, restated, supplemented or consolidated."

          (g) By deleting the definition of "Management Agreement" set forth in
Section 1 of the Loan Agreement, appearing on page 10 thereof, and inserting in lieu thereof the following new definition:

               "'Management Agreement' means the Management Agreement dated as of March 29, 1988 between the Borrower and the Manager, as the same has been assigned to Lessee and amended and restated pursuant to that certain Amendment and Restatement of Management Agreement dated March
             , 2002 between the Lessee and the Manager, as the same may from
          ---
          time to time be amended, supplemented or modified with the written consent of Lender in accordance with the Loan Documents."

          (h) By deleting the definition of "Partnership Agreement" set forth in
Section 1 of the Loan Agreement appearing on page 13 thereof, and inserting in lieu thereof the following new definition:

               "`Partnership Agreement' means that certain Limited Partnership
                 ---------------------
          Agreement of AHT Res Acquisition, L.P. dated as of October 29, 2001 by and between AHT Res I GP, Inc., a Virginia corporation and AHT Res I LP, Inc., a Virginia corporation, which agreement is hereby adopted by Borrower as its partnership agreement in connection with the merger of AHT Res Acquisition L.P. with and into Borrower."

          (i) By deleting the definition of "Senior Lender" set forth in Section 1 of the Loan Agreement appearing on page 16 thereof, and inserting in lieu thereof the following new definition:

               "'Senior Lender' means LaSalle Bank National Association (F/K/A LaSalle National Bank", as Trustee for Mortgage Pass-Through Certificates Series 1996-2."

          (j) By amending Section 5.1(c) of the Loan Agreement, appearing on page 41 thereof, to delete the name "Host" and insert in lieu thereof the name "Apple".

          (k) By deleting from Section 6.1(k) of the Loan Agreement, appearing on page 45 thereof, the following parenthetical "(other than defaults existing under financing provided by the Sanwa Bank Limited which is being repaid on the Closing Date and which repayment shall cure any existing default)".

          (l) By deleting Section 6.1(m) of the Loan Agreement, appearing on page 45 thereof, and inserting the following clause: "Except as listed on
Schedule 6.1(m) attached hereto and made a part hereof," as the initial phrase thereof.

          (m) By deleting Section 6.1(n) of the Loan Agreement, appearing on page 45 thereof, and inserting in lieu thereof the following new Section 6.1(n):

               "General Partner has furnished the Lender with a copy of its
          balance sheet dated as of March    , 2002. Such balance sheet fairly
                                          ---
          presents the financial condition of General Partner as of such date.
          Since such date there has been no adverse change in the financial condition of General Partner."

          (n) By deleting Section 6.1(o) of the Loan Agreement, appearing on page 46 thereof, and inserting in lieu thereof the following new Section 6.1(o):

               "(o) The chief executive office of the Borrower and the General Partner is in Richmond, Virginia."

          (o) By deleting from Section 6.1(r) of the Loan Agreement appearing on page 46 thereof, and from Section 8.13(b)(ii) of the Loan Agreement appearing on page 65 thereof, the name "Host" in all places where such name appears and inserting in lieu thereof the name "Apple".

          (p) By deleting from Section 6.1(u) of the Loan Agreement appearing on page 47 thereof, the second sentence thereof and inserting in lieu thereof the following:

               "There are no leases, subleases or occupancy agreements with respect to any Site or any improvements located on any Site, except
          for that certain Master Hotel Lease Agreement dated March    , 2002 by
                                                                    ---
          and between Borrower and Lessee, (i) providing for rental payments during the current fiscal year of more than 1% of all the gross revenues budgeted to be derived from such Site and all improvements located on such Site, or (ii) demising any portion of any Site or any improvements located thereon for use as an eating facility, or
          (iii) demising more than 5% of the usasble floor area contained in the improvements located on any Site, or (iv) except as otherwise disclosed in writing to Lender, providing for a term of more than one year."

          (q) By amending Section 6.1(w) of the Loan Agreement, appearing on page 47 thereof, to delete the name "Host" and inserting in lieu thereof the name "Apple".

          (r) By deleting Sections 6.1(hh) and 6.1(ii) of the Loan Agreement appearing on page 44 thereof, and inserting in lieu thereof the following new Sections 6.1(hh) and 6.1(ii):

               "(hh) Pursuant to the Management Agreement, as of the end of Period 10 of Fiscal Year 2001, the Capital Contributions are $66,262,630.00; the Adjusted Capital Contributions are $72,528,596.00; and Additional Inn Investments are $6,265,966.00 (with each of such terms having the meaning given in the Management Agreement).

               (ii) There are no leases or occupancy agreements affecting any of the Inns other than that certain Master Hotel Lease Agreement dated March 29, 2002 by and between Borrower and Lessee."

          (s) By amending the Loan Agreement to add a new Section 6.1(jj) which new Section 6.1(jj) shall state as follows:

               "(jj) Ownership of the Borrower is as follows: one percent (1%) general partnership interest owned by General Partner and ninety-nine percent (99%) limited partnership interest owned by AHT Res I LP, Inc., a Virginia corporation."

          (t) By deleting Section 7.8 of the Loan Agreement, appearing on page 55 thereof, and inserting in lieu thereof the following new Section 7.8:

               "Section 7.8 Management Agreement.
                            --------------------

               The Borrower will, or will cause Lessee to, duly perform in all material respects the obligations contemplated to be performed by Lessee under the Management Agreement and will, or will cause Lessee to, with due diligence and in a reasonable and prudent manner, enforce Lessee's rights under the Management Agreement and will not, and will not permit Lessee to, waive any of Lessee's rights or Manager's obligations under the Management Agreement without the prior written consent of Lender which may be withheld in Lender's sole discretion."

          (u) By deleting the last sentence of Section 7.13 of the Loan Agreement, appearing on page 56 thereof, and inserting in lieu thereof the following new last sentence:

               "Additionally, Borrower shall not, and Borrower shall not permit Lessee to, increase or decrease, or agree to any increase or decrease in, the amount of the Reserve (as defined in the Management Agreement) or any other reserves maintained pursuant to the Management Agreement without the prior written consent of the Lender."

          (v) By deleting from Section 8.2 of the Loan Agreement, appearing on page 60 thereof, the words "Montgomery County, Maryland" and inserting in lieu thereof the following: "Richmond, Virginia".

          (w) By deleting Section 8.7(a) of the Loan Agreement, appearing on page 62 thereof, and inserting in lieu thereof the following new Section 8.7(a):

               "(a) Borrower shall not, and Borrower shall not permit Lessee to, terminate or enter into or consent to any amendment, modification, waiver or supplement of any provision of the Management Agreement without the prior written consent of the Lender, which consent may be withheld in Lender's sole discretion. Borrower shall cause Lessee to
          (i) fulfill and perform each and every term, covenant and provision of the Management Agreement to be fulfilled or performed by Lessee thereunder, (ii) give prompt written notice to Lender of any written notice received by Lessee under the Management Agreement, together with a complete copy of any such notice, (iii) enforce, short of termination thereof, the performance and observance of each and every term, covenant and provision of the Management Agreement to be performed or observed by Manager, and (iv) not assign the Management Agreement or its rights and obligations thereunder, except pursuant to the Loan Documents."

          (x) By inserting the phrase "nor Lessee" after the word "Partner" appearing in the first line of Section 8.12 of the Loan Agreement, appearing on page 64 thereof.

          (y) By inserting the phrase "or Lessee" after the word "Partner" appearing in the first line of Section 9.1(g) of the Loan Agreement, appearing on page 68 thereof.

          (z) By deleting Section 9.1(o) of the Loan Agreement, appearing on page 70 thereof, and inserting in lieu thereof the following new Section 9.1(o):

               "(o) If the General Partner shall cease to be wholly owned (directly or indirectly) by Apple."

          (aa) By inserting the following new Section 9.1(p):

               "(p) Any representation or warranty made by Lessee set forth in:
          (i) that certain Lessee Estoppel, Subordination and Agreement dated as
          of March    , 2002 among Lender, Lessee
                   ---
          and Borrower, (ii) those certain Security Agreements dated as of March
            , 2002 between Lessee and Lender, (iii) those certain Assignments of
          --
          Rents and Revenues dated March   , 2002 from Lessee in favor of
                                         --
          Lender, or (iv) any other document or instrument executed by Lessee relating to the Loan shall prove to have been false or incorrect in any material respect when made or deemed made, or Lessee shall fail to perform any covenant or agreement contained in said Lessee Estoppel, Subordination and Agreement, Security Agreements, Assignments of Rents and Revenues or other documents or instruments."

          (bb) By deleting the name "Host" appearing in Section 11.6(B) of the Loan Agreement, appearing on page 76 thereof, and inserting in lieu thereof the name "Apple".

          (cc) By inserting the phrase "or the Lessee" after the word "Partner" appearing in Section 11.6(E), Section 11.6(F) and Section 11.6(J) of the Loan Agreement.

          (dd) By deleting Section 11.6(K) of the Loan Agreement, appearing on page 76 thereof, and inserting in lieu thereof the following new Section 11.6(K):

               "(K) Borrower's relocating its principal place of business outside of Richmond, Virginia or reorganizing in any jurisdiction other than the State of Delaware without having complied with Section
          8.2 hereof."

     4. Modifications to Mortgages. Lender and Borrower hereby agree that the
        --------------------------
Mortgages shall be modified and amended as follows:

          (a) All references in the Mortgages to the "General Partner" shall be references to AHT Res I GP, Inc., a Virginia corporation.

          (b) By deleting the name "Host" appearing in Section 5.1(B) of the Mortgages and inserting in lieu thereof the name "Apple".

          (c) By inserting the phrase "or the Lessee" after the word "Partner" appearing in Section 5.1(E), Section 5.1(F), Section 5.1(J) of the Mortgages the following: "or the Lessee".

          (d) By deleting Section 5.1(K) of the Mortgages, and inserting in lieu thereof the following new Section 5.1(K):

               "(K) Mortgagor's relocating its principal place of business outside of Richmond, Virginia or changing the jurisdiction of its organization without having complied with Section 8.2 of the Loan Agreement."

          (e) Notwithstanding anything to the contrary contained in Section 2.30(e), Lender acknowledges that Borrower is entering into the Lease Agreement with Lessee, which Lease Agreement shall affect each of the Hotels. Borrower acknowledges and agrees that pursuant to the Mortgages the Lease Agreement has been assigned to Lender and that Lender, subject only to the lien and security interest of the Senior Lender pursuant to the Senior Loan Documents, has a lien on and security interest in Borrower's right, title and interest in and to in the Lease Agreement.

     5. Performance of Obligations. Nothing contained in the Consent to Merger,
        --------------------------
this Agreement or any of the documents being executed in connection therewith or herewith shall constitute, or be deemed to constitute, a waiver, modification, alteration, substitution or release of any of Borrower's obligations under the Loan Documents; provided, however, Lender agrees that Borrower may perform its obligations under the Loan Documents relating to the operation and maintenance of the Hotels by causing Lessee to perform the obligations of Borrower as they relate to the operation and maintenance of the Hotels.

     6. Notices. From and after the effective date hereof, any notice, consent,
        -------
request or other communication required or permitted under the Loan Documents shall be in writing and shall be deemed properly given if delivered in accordance with the notice requirements contained in the Loan Documents using
(a) if to Lender, the following address:

          LaSalle Bank National Association, as Trustee
          c/o iStar Asset Services, Inc.
          100 Great Meadow Road, Suite 603
          Wethersfield, Connecticut 06109
          Attention: Barbara Rubin

     and (b) if to Borrower, the following address:

          Marriott Residence Inn Limited Partnership
          10 South Third Street
          Richmond, Virginia 23219
          Attention: Glade M. Knight
                     General Counsel

          with a copy to:

          Jenkens & Gilchrist, P.C.
          1445 Ross Avenue, Suite 3200
          Dallas, Texas 75202
          Attention: Thomas E. Davis

     7. References to Loan Agreement and Mortgages. All references in the Loan
        ------------------------------------------
Documents to the Loan Agreement or the Mortgages shall be deemed a reference to the Loan Agreement or the Mortgages, as applicable, as modified and amended herein.

     8. Expenses. Apple agrees to pay all of Lender's out of pocket costs and
        --------
expenses (the "Expenses") in connection with this Agreement and all documents and instruments executed in connection herewith, including, without limitation, attorneys fees, such Expenses to be paid upon the closing of the Merger.

     9. Representations. Borrower, General Partner and Lessee each represent and
        ---------------
warrant to Lender as follows:

          (a) The execution, delivery and performance of this Agreement and the other documents being executed by Borrower, General Partner and/or Lessee in connection with the execution hereof and the transactions contemplated hereby and thereby (i) are within the authority of Borrower, General Partner and Lessee, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, articles of incorporation or other charter documents or bylaws of, or any agreement, contract or other instrument binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

          (b) The execution and delivery of this Agreement and the other documents and instruments being executed and delivered by Borrower, General Partner and/or Lessee in connection herewith are valid and legally binding obligations of Borrower, General Partner and Lessee, as applicable, enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights.

          (c) The execution, delivery and performance of this Agreement and the other documents and instruments being executed and delivered by Borrower, General Partner and/or Lessee in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

     10. Ratification. Except as hereinabove set forth and as set forth in the
         ------------
documents and agreements being executed by Lender and Borrower, Lessee and/or Manager, as applicable, in connection herewith, all terms, covenants and provisions of the Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein and therein. Nothing in this Agreement shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Loan Documents or the other obligations of Borrower and General Partner under the Loan Documents.

     11. Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of New York. (other than those conflicts of laws provisions that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are relying (at least in part) on, Section 5-1401 of the General Obligations Law of the State of New York.

     12. Counterparts. This Agreement may be executed in any number of
         ------------
counterparts which shall together constitute but one and the same agreement.

                         [SIGNATURES ON FOLLOWING PAGES]

     IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their seals as of the day and year first above written.

                                        BORROWER:
                                        ---------

                                        MARRIOTT RESIDENCE INN LIMITED
                                        PARTNERSHIP, a Delaware limited
                                        partnership

                                        By: AHT Res I GP, Inc., a Virginia
                                            corporation,its sole general partner


                                            By: /s/ Glade M. Knight
                                               ---------------------------------
                                               Name: Glade M. Knight
                                                    ----------------------------
                                               Title: President
                                                     ---------------------------

                                                     (CORPORATE SEAL)

                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

                                        GENERAL PARTNER:
                                        ----------------

                                        AHT RES I GP, INC., a corporation


                                        By: /s/ Glade M. Knight
                                           -------------------------------------
                                           Name: Glade M. Knight
                                                --------------------------------
                                           Its: President
                                               ---------------------------------

                                                     (CORPORATE SEAL)

                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

                                        LESSEE:
                                        -------

                                        AHM RES I LIMITED PARTNERSHIP, a
                                        Virginia limited partnership

                                        By: AHM Res I GP, Inc., a Virginia
                                            corporation,its sole general partner


                                            By: /s/ Glade M. Knight
                                               ---------------------------------
                                            Name:  Glade M. Knight
                                                 -------------------------------
                                            Title: President
                                                  ------------------------------

                                                             (CORPORATE SEAL)

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                        LENDER:
                                        -------

                                        LASALLE BANK NATIONAL
                                        ASSOCIATION, AS INDENTURE
                                        TRUSTEE FOR THE BENEFIT OF THE
                                        HOLDERS OF ISTAR ASSET
                                        RECEIVABLES TRUST
                                        COLLATERALIZED MORTGAGE
                                        BONDS

                                        By: iStar Asset Services, Inc., as duly
                                            authorized primary servicer


                                            By: /s/ Barbara Rubin
                                               ---------------------------------
                                               Name:  Barbara Rubin
                                               Its: President

                                    EXHIBIT A
                                    ---------

                                     HOTELS
                                     ------

1. Marriott Residence Inn located at 881 Baker Street, Costa Mesa, California.

2. Marriott Residence Inn located at 8901 Gilman Drive, La Jolla, California.

3. Marriott Residence Inn located at 4111 E. Willow Street, Long Beach, California.

4. Marriott Residence Inn located at 3030 Center Green Drive, Boulder, Colorado.

5. Marriott Residence Inn located at 2960 Piedmont Road, Northeast, Atlanta, Georgia.

6. Marriott Residence Inn located at 1901 Savoy Drive, Chamblee, Georgia.

7. Marriott Residence Inn located at 2771 Hargrove Road, Smyrna, Georgia.

8. Marriott Residence Inn located at 2001 S. Highland Avenue, Lombard, Illinois.

9. Marriott Residence Inn located at 26700 Central Park Boulevard, Southfield, Michigan.

10. Marriott Residence Inn located at 15431 Conway, Chesterfield, Missouri.

11. Marriott Residence Inn located at 1100 McMorrow Avenue, St. Louis, Missouri.

12. Marriott Residence Inn located at 11689 Chester Road, Cincinnati, Ohio.

13. Marriott Residence Inn located at 6191 West Zumstein Drive, Columbus, Ohio.

14. Marriott Residence Inn located at 7070 Poe Avenue, Dayton, Ohio.

15. Marriott Residence Inn located at 155 Prestige Place, Miamisburg, Ohio.

                                    EXHIBIT B
                                    ---------

                                 LOAN DOCUMENTS
                                 --------------

All documents dated as of October 10, 1995 unless otherwise stated.

1. Promissory Note in the original principal amount of $30,000,000 by Borrower to Original Lender.

2. Loan Agreement between Borrower and Original Lender.

3. Four-Party Agreement by and between Borrower, German American Capital Corporation, Lender and Residence Inn by Marriott, Inc.

4. Indemnity Agreement by Borrower and RIBM One Corporation in favor of Lender.

5. Junior Assignment of Management Agreement and Manager's Consent by Borrower to Original Lender.

6. Manager's Letter Agreement from Borrower and Marriott Residence Inn by Marriott, Inc.

7. UCC Financing Statements relating each of the Hotels.

8. Junior Deed of Trust and Security Agreement from Borrower for the benefit of Original Lender with respect to the Inn located in Costa Mesa, Orange County, California.

9. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in Costa Mesa, Orange County, California.

10. Junior Deed of Trust and Security Agreement from Borrower for the benefit of Original Lender with respect to the Inn located in Costa Mesa, Los Angeles County, California.

11. Junior Assignment of Rents and Revenues from Borrower for the benefit of Original Lender with respect to the Inn located in Costa Mesa, Los Angeles County, California.

12. Junior Deed of Trust and Security Agreement from Borrower for the benefit of Original Lender with respect to the Inn located in La Jolla, San Diego County, California.

13. Junior Assignment of Rents and Revenues from Borrower for the benefit of Original Lender with respect to the Inn located in La Jolla, San Diego County, California.

14. Junior Deed to Secure Debt and Security Agreement from Borrower for the benefit of Original Lender with respect to the Inn located in Smyana, Georgia.

15. Junior Assignment of Rents and Revenues from Borrower for the benefit of Original Lender with respect to the Inn located in Smyana, Georgia.

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16. Junior Deed to Secure Debt and Security Agreement from Borrower for the benefit of Original Lender with respect to the Inn located in Atlanta/Dunwoody, DeKalb County, Georgia.

17. Junior Assignment of Rents and Revenues from Borrower for the benefit of Original Lender with respect to the Inn located in Atlanta/Dunwoody, DeKalb County, Georgia.

18. Junior Deed to Secure Debt and Security Agreement from Borrower for the benefit of Original Lender with respect to the Inn located in Atlanta/Buckhead, Fulton County, Georgia.

19. Junior Assignment of Rents and Revenues from Borrower for the benefit of Original Lender with respect to the Inn located in Atlanta/Buckhead, Fulton County, Georgia.

20. Junior Mortgage and Security Agreement from Borrower to Original Lender with respect to the Inn located in Oakland County, Michigan.

21. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in Oakland County, Michigan.

22. Junior Mortgage and Security Agreement from Borrower to Original Lender with respect to the Inn located in DuPage County, Illinois.

23. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in DuPage County, Illinois.

24. Junior Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing from Borrower for the benefit of Original Lender with respect to Inn located in Boulder County, Colorado.

25. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in Boulder County, Colorado.

26. Junior Open-End Mortgage, Security Agreement and Fixture Financing Statement from Borrower to Original Lender with respect to the Inn located in Hamilton County, Ohio.

27. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in Hamilton County, Ohio.

28. Junior Open-End Mortgage, Security Agreement and Fixture Financing Statement from Borrower to Original Lender with respect to the Inn located in Montgomery County (Dayton South), Ohio.

29. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in Montgomery County (Dayton South), Ohio.

30. Junior Open-End Mortgage, Security Agreement and Fixture Financing Statement from Borrower to Original Lender with respect to the Inn located in Montgomery County (Dayton), Ohio.

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31. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in Montgomery County (Dayton), Ohio.

32. Junior Open-End Mortgage, Security Agreement and Fixture Financing Statement from Borrower to Original Lender with respect to the Inn located in Franklin County, Ohio.

33. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in Franklin County, Ohio.

34. Junior Future Advance Deed of Trust and Security Agreement from Borrower for the benefit of Original Lender with respect to the Inn located in St. Louis County (Chesterfield), Missouri.

35. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in St. Louis County (Chesterfield), Missouri.

36. Junior Future Advance Deed of Trust and Security Agreement from Borrower for the benefit of Original Lender with respect to the Inn located in St. Louis County (Galleria), Missouri.

37. Junior Assignment of Rents and Revenues from Borrower to Original Lender with respect to the Inn located in St. Louis County (Galleria), Missouri.

38. Fifteen (15) separate Subordination, Non-Disturbance and Attornment Agreements between Original Lender and Residence Inn by Marriott, Inc.

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